Exhibit 10.06

RBC Bank	COLLATERAL ASSIGNMENT OF SITE LEASE AGREEMENT

THIS COLLATERAL ASSIGNMENT OF SITE LEASE AGREEMENT is made as of October 31, 2011 (this “Agreement”), by and between GES — PORT CHARLOTTE, LLC, a Georgia limited liability company (“Assignor”), with a mailing address of c/o Lime Energy Asset Development, LLC 16810 Kenton Drive Suite 240 Huntersville, NC 28078 and RBC BANK (USA) (“Bank”), with a mailing address of 75 Fifth Street, NW, Suite 900, Atlanta, Georgia 30308.

RECITALS

A.            NORTH AMERICAN NATURAL RESOURCES-SOUTHEAST, L.L.C., a Michigan limited liability company (“North American”) and CHARLOTTE COUNTY, a political subdivision of the State of Florida (the “County”) have entered into that certain Site Lease Agreement dated July 22, 2008, and amended November 8, 2010 (as the same may be amended, modified or restated from time to time, the “Contract”).  Pursuant to the Contract, the County agreed to lease to North American the real property described as Zemel Road Landfill tract, and attached thereto as Exhibit “1” and Exhibit “2”, for the construction of a landfill gas control and collection system and an energy facility for converting the gas into electricity as described in Contract No. 2008000121.

B.            Assignor has entered into that certain Assignment and Assumption Instrument effective as of January 26, 2009 (the “Assignment Agreement”) with North American, for Assignor to assume from North American all of North American’s rights, obligations, liabilities, titles and interests in and to the Contract.

C.            Assignor desires to obtain extensions of credit from Bank (the “Loan”), pursuant to that certain Loan Agreement, dated as of the date hereof (as the same may be amended, modified or restated from time to time, the “Loan Agreement”).

D.            The Loan is secured by, among other things, that certain (i) Mortgage, Assignment of Rents and Security Agreement, dated as of the date hereof (the “Mortgage”), by Assignor to or for the benefit of Bank, granting, and creating, among other things, a lien on the Project and (ii) Security Agreement, dated as of the date hereof (the “Security Agreement”), by and between Assignor and Bank (the Loan Agreement, the Mortgage and the Security Agreement, together with certain other documents executed and delivered in connection with the Loan, are hereinafter collectively referred to as the “Loan Documents”).

E.             As a condition precedent to the making of the Loan, Bank requires that Assignor collectively assign to Bank all of its rights, title and interest in the Contract.  The parties wish to establish the terms and conditions of such assignment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2.             Recitals.  The parties hereto acknowledge and agree that the above Recitals are true and correct in all material respects and that the same are incorporated herein and made a part hereof by reference.

3.             Collateral Assignment.  As additional security for the performance and discharge of all of the Liabilities, Assignor hereby collaterally grants, assigns, transfers and sets over a security interest in favor of Bank, in and to all of Assignor’s right, title and interest in and to the Contract and all amounts due and payable to Assignor or paid to Assignor thereunder or with respect thereto, including but not limited to, amounts owed or paid to Assignor for any contractual breach, any misrepresentation or breach of warranty, any indemnification or any price adjustments or offsets (all such amounts, the “Contract Payments”).

4.             Assumption of Obligations.  Assignor agrees that Bank does not assume any of the obligations or duties of Assignor under or with respect to the Contract unless and until Bank shall have given the County written notice that it has affirmatively exercised its right to take possession of the Project while an Event of Default exists under the Loan Documents.  Bank may, in its absolute discretion, reassign its right, title and interest in the Contract without any requirement for Assignor’s consent.  Assignor shall faithfully keep and perform, or cause to be kept and performed, all of the covenants, conditions and agreements contained in the Contract, now or hereafter existing, on the part of Assignor to be kept, except for such non-compliance as would not give the County the right to terminate the Contract or to exercise remedies thereunder, and shall exercise its rights in good faith to compel, when deemed advisable in Assignor’s good faith reasonable business judgment, performance by the County of all material obligations, covenants and agreements by the County to be performed under the Contract.

5.             Representations and Warranties.  Assignor represents and warrants that (a) attached hereto as Exhibit A is a true, correct and complete copy of the Contract, together with all amendments, modifications and supplements thereto, (b) to Assignor’s knowledge, no Contract or Contract Payment has been or is the subject of any other assignment, pledge, security interest, title retention agreement or other encumbrance involving the Assignor (c) the Contract and the Assignment Agreement are valid, enforceable agreements against the Assignor, that Assignor has full power and authority to execute and deliver this Agreement, and (d) to Assignor’s knowledge, no party is in default under the Contract.

6.             Certain Covenants of Assignor.  Except as permitted in the Loan Agreement, Assignor agrees (a) not to further assign or otherwise transfer its interest in the Contract so long as this Agreement is in effect and (b) at Bank’s request, while an Event of Default exists, the Assignor agrees to deliver to Bank all original and other documents evidencing and relating to the Contract and this Agreement.

7.             Remedies.  While an Event of Default exists and in addition to all other rights and remedies of Bank, whether provided under law or otherwise, Bank shall have the following rights and remedies which may be exercised without notice to, or consent by, the Assignor, except as such notice or consent is expressly provided for herein:

A.            Subject to the terms of the Contract, upon thirty (30) days prior notice to the Assignor, Bank may assign, sell or otherwise dispose of the Assignor’s rights, title and interest in and to any or all of the Contract and Contract Payments or any part thereof, either with or without special conditions or stipulations.  Subject to the terms of the Contract, Bank shall have the power to execute assurances on behalf of the Assignor and perform all other acts which Bank may, in Bank’s reasonable discretion, deem appropriate or proper to complete such assignment, sale or disposition, and Bank shall also have the power to purchase the Assignor’s right, title and interest in and to any or all of the Contract and Contract Payments or any part thereof.

B.            Bank may first apply the proceeds actually received from any such assignment, sale or other disposition of the Contract to the reasonable costs and expenses thereof actually incurred, including, without limitation to, reasonable attorneys’ fees and all legal, travel and other expenses which may be actually incurred by Bank.  Thereafter, Bank may apply any remaining proceeds to such of the Liabilities as Bank may elect in its sole discretion.  Assignor shall remain liable to Bank for any expenses or Liabilities remaining unpaid after the application of such proceeds.

C.            Nothing contained herein shall be construed as requiring Bank to take any such action at any time.  All of Bank’s rights and remedies, whether provided under law, the Obligations, this Agreement or otherwise shall be cumulative and none is exclusive.  Such rights and remedies may be enforced alternatively, successively or concurrently.

8.             Assignor’s Rights.  While no Event of Default exists under any other Loan Document, insofar as the Assignor may have any right, privilege of claim against the County under the Contract, including, without limitation, any of its rights and remedies arising out of a breach of any representations, warranties and covenants under the Contract, Assignor will enforce such rights and remedies in good faith in the exercise of its reasonable business judgment.  Assignor agrees that this Agreement shall constitute a perfected, absolute and present assignment provided that Bank will not enforce the provisions of the Contract until an Event of Default has occurred under the Loan Documents.  While an Event of Default exists, Bank may, without affecting any of its rights or remedies against Assignor under any other instrument, document or agreement, exercise its rights under this Agreement in any manner permitted by law.

9.             Power of Attorney.  Assignor does hereby irrevocably constitute and appoint Bank its true and lawful attorney with full power of substitution, for it and in its name, place and stead, to do or cause to be done, at any time after the occurrence and during the continuance of an Event of Default such acts as Bank, in its sole discretion and as permitted under Section      of the Loan Agreement, deems necessary and advisable to effect the terms and conditions of this Assignment and to otherwise realize Bank’s rights, authority and powers hereunder, and the benefits provided to Bank herein. The foregoing appointment is and the same will be coupled with an interest in favor of Bank.

10.           Covenant to Disclose.  Assignor shall promptly notify the Bank in writing if it receives notice from the County that a breach has occurred under the Contract or if Assignor alleges that the County has breached the Contract.

11.           No Oral Modifications or Waivers; Governing Law.  This Agreement may not be modified orally nor any of its provisions waived, but only in a writing signed by the party against whom such modification or waiver is sought to be enforced.  This Agreement shall be governed by the laws of the State of Georgia, without regard to its principles of conflicts of laws.

12.           Costs and Expenses. Assignor agrees to pay all costs and expenses (including without limitation reasonable attorneys’ fees) which Bank may actually incur in exercising any of its rights under this Agreement.

13.           No Waiver.  Any failure or delay by Bank to require strict performance by Assignor of any of the provisions, warranties, terms and conditions contained herein or in any other agreement, document or instrument, shall not affect Bank’s right to demand strict compliance and performance therewith, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type.  None of the representations, warranties, terms, conditions and provisions contained herein or in any other agreement, document or instrument shall be deemed to have been waived by any act or knowledge of Bank, its agents, officers or employees, but only by an instrument in writing, signed by an officer of Bank and directed to Assignor, specifying such waiver.

14.           Entire Agreement.  This Agreement when executed by the parties hereto contains the complete and entire understanding of the parties with respect to the subject matter hereof, and no changes shall be recognized as valid unless they are made in writing and similarly executed.

15.           Parties; Assignment.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.  Assignor may not assign its interest in this Agreement without Bank’s prior written consent.  Bank may assign its interest in this Agreement without Assignor’s consent or notice to Assignor.

16.           No Partnership.  Nothing herein contained shall constitute Bank as a joint venturer, partner or agent of Assignor or render Bank liable for any debts or obligations of Assignor, nor shall Bank be liable for any acts, omissions, representations or contracts of Assignor.

17.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

[Signatures Appear of the Following Page]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective on the date first written above.

BANK:

RBC BANK (USA)

By:
Brendan McGuire
Senior Vice President

ASSIGNOR:

GES — PORT CHARLOTTE, LLC
By:	Lime Energy Asset Development, LLC, its sole member and manager

By:
Eric Dupont
President

(Signature Page to Collateral Assignment of Site Lease Agreement)

EXHIBIT “A”

CONTRACT

See attached